FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of September 5, 2001, by and between The Right Start, Inc., a California corporation (the "Borrower") and Wells Fargo Retail Finance, LLC, successor to Paragon Capital LLC (the "Lender"). Any reference to Paragon Capital LLC herein shall be deemed to be a reference to Wells Fargo Retail Finance, LLC. This Amendment amends certain provisions of that certain Loan and Security Agreement dated as of January 23, 2001 (as amended by and through the date of this Amendment, and as hereafter amended and/or restated from time to time the "Loan Agreement") by and between the Borrower and the Lender.

                                   BACKGROUND

        The Borrower has requested certain amendments to the Loan Agreement, and the Lender is willing to amend the Loan Agreement as requested by the Borrower but only upon the terms and conditions hereinafter set forth. Defined terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                        SECTION I. AMENDMENT AND WAIVER.

     1. Section 2-1 of the Loan Agreement is hereby amended by adding after the words "and faithful performance of all and each of the Liabilities", the words "including, without limitation, any and all obligations created under the Parent Guaranty,".

     2. Exhibit 5-2 of the Loan Agreement is hereby amended by deleting the language contained therein and inserting the Exhibit 5-2 attached hereto.

     3. Exhibit 5-5 of the Loan Agreement is hereby amended by deleting the language contained therein and inserting the Exhibit 5-5 attached hereto.

     4. Exhibit 5-6 of the Loan Agreement is hereby amended by deleting the language contained therein and inserting the Exhibit 5-6 attached hereto.

     5. Section 5-17 of the Loan Agreement is hereby amended by adding in clause
(f) thereof, after the words "Organize or create any Related Entity", the words ", provided that the organization or creation of ZB Company, Inc. and ZB Operating Co. shall not be deemed to violate this provision."

     6. Section 5-18 of the Loan Agreement is hereby amended by adding a new clause (c) thereto as follows: (c) "The Borrower's Parent Guaranty and Parent Pledge Agreement."

     7. Section 5-21 of the Loan Agreement is hereby amended by adding at the end of such section as a new line the words "provided that the Investment Agreement dated as of August 15, 2001, as amended by the Amendment No. 1 to the Investment Agreement dated September 5, 2001 between the Borrower and Athanor Holdings, LLC, the Subordinated Convertible Redeemable Paid-In-Kind Note Due September 4, 2004 in principal amount of $4,900,000 made by the Borrower naming Athanor Holdings, LLC as payee and the Subordination and Intercreditor Agreement dated September 5, 2001 by and among the Borrower, the Lender and Athanor Holdings, LLC shall not be deemed to violate this provision."

     8. Exhibit 3 to the Loan Agreement is hereby amended by inserting alphabetically therein the following definitions:

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by the applicable Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Bankruptcy Case" means, collectively, the jointly-administered cases filed by the Debtors under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, with a lead case no. 01-1749, or any successor case thereto.

               "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss.101 et seq.), as amended, and any successor statute.

               "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other successor court where the Bankruptcy Case is pending.

               "Books"  means all of  Borrower's  books and  records  including:
               ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

               "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

               "Collateral" means all Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                    (a)  Accounts,

                    (b)  Books,

                    (c)  Deposit Accounts,

                    (d)  General Intangibles,

                    (e)  Goods,

                    (f)  Investment Property,

                    (g)  Negotiable Collateral,

                    (h)  Real Property Collateral,

                    (i) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender, and

                    (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, Deposit Accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "Deposit Account" means any "deposit account" (as that term is defined from time to time in the Code) maintained by the Borrower.

               "Document" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "document" as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

               "Estate" means, collectively, the estates of the Debtors created under Section 541 of the Bankruptcy Code by virtue of the Bankruptcy Case.

               "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "equipment", as that term is defined from time to time in the Code, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, commercial tort claims, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

               "Goods" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "goods", as that term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

               "Instruments" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

               "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to "inventory", as that term is defined from time to time in the Code, including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

               "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the Code).

               "Letter of Credit Rights" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "letter of credit rights", as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

               "Loan Documents" means this Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated thereby, and all agreements, instruments and documents related thereto, as each may be amended from time to time.

               "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to any letters of credit, Letter of Credit Rights, Instruments, drafts, Documents, and Chattel Paper, and any and all supporting obligations in respect thereof.

               "Parent Guaranty" means that certain Guaranty Agreement dated as of September 5, 2001 by the Borrower to Wells Fargo Retail Finance, LLC, as agent for all lenders under the ZB Loan and Security Agreement.

               "Parent Pledge Agreement" means that certain Pledge Agreement dated as of September 5, 2001 by the Borrower in favor of Wells Fargo Retail Finance, LLC, as agent for all lenders under the ZB Loan and Security Agreement.

               "Post-Closing Payments" means, collectively, the Cure Costs, Post-Closing Payments, and the Additional Post-Closing Payments (as each such term is defined in the Purchase Agreement) and any other post-closing monetary obligations of ZB Company, Inc. to the Estate or any other Person under the Purchase Agreement.

               "Post-Closing Payments Guaranty" means the Borrower's guaranty of the obligations of ZB Company, Inc. under the Purchase Agreement.

               "Purchase Agreement" means the Asset Purchase Agreement by and among the ZB Company, Inc., Borrower, and Zany Brainy, Inc., Children's Products, Inc., Children's Distribution, LLC, Children's Development, Inc., Noodle Kidoodle, Inc., and Zany Brainy Direct LLC dated as of August 31, 2001.

               "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

               "Real Property Collateral" means all of Borrower's right, title, and interest (whether as owner, lessee, or otherwise) in the parcel or parcels of real property and the related improvements thereto, and each of the leased locations, and any Real Property hereafter acquired by Borrower.

               "ZB   Company,   Inc."  means  ZB  Company,   Inc.,   a  Delaware
               corporation, wholly-owned by the Borrower.

               "ZB Loan and Security Agreement" means that certain Loan and Security Agreement dated as of September 5, 2001 by and among ZB Company, Inc. and Wells Fargo Retail Finance, LLC, as agent for all lenders as may from time to time be parties thereto.

     8. A new section 10-7A is hereby added to the Loan Agreement as follows:

               "10-7A. Default Under ZB Loan and Security Agreement. The occurrence of any Event of Default under the ZB Loan and Security Agreement or under any agreements, instruments or documents related thereto."

     9. A new section 10-7B is hereby added to the Loan Agreement as follows:

               "10-7B. Default Under Post-Closing Payments Guaranty. The occurrence of any Event of Default under the Post-Closing Payments Guaranty or under any agreements, instruments or documents related thereto."

     10. A new Article 10A is hereby added to the Loan Agreement as follows:

               "ARTICLE 10A - POST-CLOSING PAYMENTS

               If any Event of Default shall have occurred under this Agreement, Borrower shall be prohibited from making any Post-Closing Payments."

     11. The Loan Agreement is hereby amended by deleting existing Exhibit 9-11 and replacing it with the substitute Exhibit 9-11 attached to this Amendment.

  SECTION II. REPRESENTATIONS AND WARRANTIES; CONFIRMATION OF REPRESENTATIONS, WARRANTIES, EXHIBITS AND SCHEDULES TO THE LOAN AGREEMENT.

        This Amendment has been duly authorized, executed and delivered by the Borrower. The Loan Agreement, as amended hereby, and each of the Loan Documents, as amended by and through the date hereof, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The Borrower, by execution of this Amendment, certifies to the Lender that each of the representations and warranties set forth in the Loan Agreement and the Loan Documents is true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Amendment, and that, as of the date hereof, no Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document. The Borrower acknowledges and agrees that this Amendment shall become a part of the Loan Agreement and shall be a Loan Document.

                      SECTION III. CONSENT TO TRANSACTION.

        Simultaneously with this Amendment the Borrower is forming a subsidiary, ZB Company, Inc., for the purpose of purchasing the assets of Zany Brainy, Inc. and its subsidiaries in a sale conducted pursuant to Sections 363 and 365 of the Bankruptcy Code (the "Transaction"). The Lender acknowledges that it is familiar with the structure of the Transaction and agrees with the Borrower that, to the extent the amendments to the Loan Agreement set forth herein do not eliminate an Event of Default that would arise under the Loan Agreement solely as a result of consummation of the Transaction or performance by Borrower of its obligations in connection therewith, that Lender hereby waives any such Event of Default. This waiver is a limited waiver for the specific purpose of permitting Borrower to create ZB Company, Inc. to consummate the Transaction and perform its obligations in connection therewith and shall not be deemed a waiver of any other Event of Default now or hereafter existing. Borrower hereby agrees with Lender that, to the extent any Event of Default that would arise under the Loan Agreement as a result of consummation of the Transaction is later discovered, that Borrower will execute an amendment to the Loan Agreement in form and substance reasonably satisfactory to Lender in order to cure such Event of Default.


                  SECTION IV. CONDITIONS PRECEDENT & SUBSEQUENT

        As a condition to the obligation of the Lender to execute this Amendment, and to the effectiveness of the provisions hereof, each of the following conditions precedent shall have been satisfied or waived in writing by the Lender:

        (a)    The Lender shall have received:

(i) this Agreement, the Amendment to Subordination and Intercreditor Agreement, and the Parent Guaranty, each fully executed by each of the parties hereto;

(ii) such other instruments, certificates or documents as the Lender shall reasonably request, each of which shall be in form and substance satisfactory to the Lender, for the purpose of implementing or effectuating the provisions of the Loan Agreement and the other Loan Documents, each as amended hereby.

        (b) All reasonable costs and expenses incurred by the Lender in connection with this Amendment and the other agreements, instruments and transactions contemplated hereby (including the reasonable fees and expenses of Choate, Hall & Stewart, special counsel to the Lender) shall have been paid by the Borrower.

        (c) Borrower shall provide to Lender on or before October 31, 2001 monthly projections for the Borrower's fiscal year ending January 26, 2002, which projections shall be acceptable to Lender.

          SECTION V. NO NOVATION; EFFECT; COUNTERPARTS; GOVERNING LAW.

        Except to the extent specifically amended hereby, the Loan Agreement, each of the Security Documents and all other Loan Documents shall be unaffected hereby and shall remain in full force and effect. The Borrower hereby acknowledges, confirms and ratifies its obligations under the Loan Agreement, the Master Note, and each of the Loan Documents. The Borrower hereby covenants, acknowledges and confirms to the Lender that the term "Loan Agreement" shall mean the Loan Agreement as amended through the date of this Amendment and as further amended and/or restated from time to time. This Amendment may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all the counterparts shall together constitute one instrument. This Amendment shall be governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of law principles) and shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns. The Borrower shall pay all reasonable out-of-pocket expenses of the Lender in connection with the preparation, execution and delivery of this Amendment.

                   [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Loan Agreement as a sealed instrument as of the date first above written.


                                            THE RIGHT START, INC.



                                            By: /s/ Patrick J. Norton
                                               ---------------------------
                                            Name:  Patrick J. Norton
                                            Title:  Vice President


                                            WELLS FARGO RETAIL FINANCE, LLC


                                            By: /s/ Raymond P. Springer
                                               ---------------------------
                                            Name:  Raymond P. Springer
                                            Title:  Chief Financial Officer

                                   EXHIBIT 5-2

                                Related Entities

(1) 100% of the outstanding common stock of ZB Company, Inc., is owned by the Company and the Company's beneficial owners hold, beneficially and directly, substantially the amounts of the Company's common stock shown in the Company's Proxy Statement filed Schedule 14A for the year ended February 3, 2001. ZB Company, Inc. is a subsidiary for purposes of consolidation of the two entities' financial statements. The Company's financial statements are not consolidated with the financial statements of any of its beneficial owners.

(2)  Athanor Holdings, LLC is an Affiliate of the Company.

(3) The Company has two wholly-owned inactive subsidiaries, The Right Start, Inc. Subsidiary I and The Right Start, Inc. Subsidiary II, which it is in the process of eliminating. The Company also created a subsidiary, ZB Operating Co., for the acquisition of the assets of Zany Brainy, Inc. which it does not expect to use.

(4) The Company is the sole owner of Targoff-RS, LLC, a New York limited liability company that owns the assets of Right Start.com Inc.


                                   EXHIBIT 5-5

                             Encumbrances and Liens

        Secured Party                                           Payment Terms
        or Mortgagee         Description of Collateral    and Dates of Maturity

1.  ARBCO Associates, L.P.          Blanket Lien          PIK Notes Due
Kayne Anderson Non-Traditional                            Sept. 1, 2005
Investments, L.P.                                         $3,000,000 in
                                                          aggregate principal
                                                          amount
Kayne Anderson Diversified
    Capital Partners, L.P.
                                                         UCCs filed in states in
Kayne Anderson Capital                                   which collateral is
    Partners, L.P.                                       located

2.  Liens imposed for taxes, assessments or other charges.

3. Non-consensual statutory Liens including, without limitation, carriers', mechanics', warehousemen's, artisans', service, suppliers', depositaries' and other like Liens arising in the ordinary course of business.

4. Pledges or deposits in respect of workers' compensation, unemployment insurance and other social security legislation.

5. Deposits to secure performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business.

6. Easements, rights-of-way, restrictions and similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses and restrictions on the use of property or minor imperfections in title that do not materially interfere with the Company's business.

7.  Liens in favor of credit card processors.

8.  Purchase money security interests.

9.  Liens on indebtedness permitted under Section 5-6.

10.  Liens of landlords and their lenders against leasehold interests.

11.  Liens of customs and revenue authorities.

12.  Liens existing on acquired property.

13. Liens created under the Loan and Security Agreement between ZB Company, Inc. and Wells Fargo Retail Finance (the "ZB Company Loan Agreement") and the Parent Guaranty (the "Parent Guaranty") and the Parent Pledge (the "Parent Pledge") required thereunder.

14.   Any extension, renewal or replacement of the foregoing.


                                   EXHIBIT 5-6

                                  Indebtedness

                                   Principal                                    Monthly
Creditor                             Amount             Maturity Date           Payment        Collateral

1.  ARBCO Associates, L.P.         $3,000,000          Sept. 1, 2005            PIK 8% per     Substantially
Kayne Anderson Non-Traditional                                                  annum          all of the
Non-Traditional Investments, L.P.                                                              Company's
                                                                                               Assets
Kayne Anderson Diversified
        Capital Partners, L.P.

Kayne Anderson Capital
        Partners, L.P.

2. Intercompany payables between the Company and ZB Company, Inc. in amounts up to $750,000.

3.  Trade obligations and accruals in the ordinary course of business.

4.  Purchase money indebtedness including capital leases.

5.  Unsecured indebtedness.

6. Indebtedness arising under agreements providing for indemnification, adjustment of purchase price or similar obligations, or obligations to perform bids, trade contracts, leases, statutory obligations or surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business.

7. Indebtedness to secure workers' compensation, unemployment insurance and other social security legislation obligations.

8. Indebtedness of the Company incurred under the ZB Loan Agreement, the Parent Guaranty and the Parent Pledge.

9. Indebtedness of the Company incurred in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to above.


                                   Guaranties

                             Amount and Description
Primary Obligor              of Obligation Guaranteed    Beneficiary of Guaranty


The Company                  All obligations of ZB       Wells Fargo
                             Company, Inc. under the     Retail Finance
                             ZB Loan Agreement